                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                             CONTACT:  Jim Bauer
                                                            Investor Relations
                                                            (678) 473-2647
                                                            jim.bauer@arrisi.com

                  ARRIS ANNOUNCES FIRST QUARTER 2003 FINANCIAL
                     RESULTS AND BALANCE SHEET IMPROVEMENTS

DULUTH, GA. (APRIL 23, 2003) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, today announced financial results for the first quarter 2003 that were in line with the Company's previously provided guidance range for the quarter.

FINANCIAL HIGHLIGHTS:

         -        Revenue in the first quarter was $91.3 million.
         - Net income per share for the first quarter was $0.04 which includes: amortization of intangibles, a gain from the repurchase of Nortel Networks' membership interest at a discount, and the write off of customer relations software. Net income (loss) per share excluding these three items was $(0.17) in the first quarter.
         - Cash on hand at the end of the quarter was $76.5 million with zero drawn on the revolving credit facility.
         - Successfully completed $125 million, 4.5% convertible subordinated note offering.
         - $12.4 million of convertible notes were redeemed in the first quarter, leaving a balance of $11.5 million, due May 2003.
         - Backlog was $54.6 million at the end of the first quarter with a book-to-bill ratio of 1.12 in the quarter.

FINANCIAL DETAILS:

First quarter revenues were $91.3 million, down from fourth quarter 2002 revenues of $122.4 million, reflecting the previously announced delay of substantial amounts of product from the first quarter into the second quarter. The delay was caused by previously disclosed manufacturing and component availability issues, coupled with weather related events during the quarter.

On a GAAP basis, net income (loss) for the first quarter was $3.4 million or $0.04 per share, as compared to $(1.14) per share in fourth quarter 2002 and $(0.75) per share in first quarter 2002. The first quarter earnings include the impact of two previously disclosed items: 1) a $28.5 million, or $0.34 per share, gain realized from the repurchase of Nortel Networks' membership interest in Arris

Interactive at a discount, 2) a $(2.2) million, or $(0.03) per share, write off of customer relations software. Also included in the results is an $(8.7) million, or $(0.10) per share, expense for the ongoing amortization of intangibles. Excluding these items, net income (loss) was $(14.1) million or $(0.17) per share in the first quarter of 2003.

Broadband product revenues were $61.6 million in the first quarter as compared to the fourth quarter 2002 level of $79.1 million, reflecting the previously disclosed delay of shipments of Broadband products at the end of the quarter. Supplies & Services product revenues were $29.7 million, as compared to $43.3 million in fourth quarter 2002 due principally to weather related impacts nationwide during the quarter. International sales were $18.7 million in the quarter and compare to $26.3 million in fourth quarter 2002. Sales to Comcast/AT&T Broadband were $23.8 million in the quarter and compare to $35.0 million in fourth quarter 2002. Backlog at the end of the first quarter was $54.6 million compared to $43.8 million at the end of fourth quarter 2002. Bookings in the first quarter were $102.2 million as compared to $110.3 million in the fourth quarter 2002. The book-to-bill ratio was 1.12 in the first quarter 2003, compared to 0.90 in fourth quarter 2002.

Operating expenses (excluding amortization of intangibles and impairment of goodwill) continue to be aggressively managed at $37.6 million for the quarter which includes the $2.2 million write off of customer relations software. This compares to $46.1 million in the fourth quarter of 2002, which included $7.1 million of restructuring and impairment charges. Excluding the aforementioned items, operating expenses decreased by $4.0 million quarter over quarter from $39.0 million in fourth quarter 2002 to $35.0 million in first quarter 2003.

The Company also highlighted the improvements that were made to its balance sheet. During the quarter the Company issued $125.0 million of 4.5% convertible notes due 2008. The proceeds were used to redeem, at a discount, the outstanding $116.9 million balance of membership interest in Arris Interactive LLC that was owned by Nortel Networks for $88.4 million, resulting in a $28.5 million gain. In addition, the Company used a portion of the proceeds to repurchase 8 million shares of ARRIS common stock, which were owned by Nortel Networks, for $3.50 per share, or $28.0 million. The Company has an option through June 30, 2003 to buy up to an additional 8 million ARRIS shares from Nortel Networks at a 10% discount, subject to certain conditions. Also during the quarter, the Company repurchased $12.4 million of its convertible notes due May 2003, leaving only $11.5 million of the original $115.0 million outstanding.

The Company ended the first quarter with $76.5 million of cash on hand, down $21.9 million from the fourth quarter 2002, and continues to have zero drawn on its revolving credit facility. Major uses of cash in the quarter included the $12.4 million redemption of notes and the payment to Nortel for agency fees, accrued during 2002, of $10.8 million. The Company used $12.4 million of cash for operations in the quarter, including the payment of the agency fees.

The Company ended the first quarter with approximately $104.3 million of net inventory, which was essentially flat to the fourth quarter 2002. Inventory turns were 2.6 at the end of the first quarter as compared to 2.9 at the end of the fourth quarter 2002. Trade accounts receivable were approximately $69.6 million at the end of the first quarter and compares to approximately $81.0 million at the end of the fourth quarter 2002. Included within the accounts receivable balance is $19.5 million due from Cabovisao, a Portugal-based MSO. As previously disclosed, Cabovisao and its parent company CSii are in the process of restructuring their financing. The Company continues to monitor the progress of the financing efforts by Cabovisao. DSO's were 75 days at the end of the first quarter as compared to 72 days at the end of the fourth quarter 2002.

 "Although we are disappointed by the confluence of events that delayed product shipments at the end of the first quarter and the continuing tight capital spending environment that our customers are enduring, we were pleased with the growing acceptance of our next generation high speed data products," said Bob Stanzione, ARRIS President & CEO. "The improvements in our balance sheet, the outlook for resolution of internal problems that plagued some of our customers in 2002 and our demonstrated market leadership in new technologies make me cautiously optimistic about the second half of this year. We will continue to aggressively invest in our future. For example, our recent acquisition of Atoga Systems represents a step of a growth strategy that will position ARRIS to take advantage of new markets and new customers." Stanzione continued, "We are also quite pleased that our technology leadership has again been recognized. Earlier this month ARRIS products did very well in Wave 25 of CableLabs(R) certification cycle. Our Touchstone(TM) Cable Modem 450 was certified for both DOCSIS 2.0 and
1.1 and our C4 CMTS received PacketCable qualification. In addition, our Touchstone Telephony Modem 202p was PacketCable 1.0 certified."

During the quarter, the Company announced that Insight Communications, the nation's ninth largest cable operator, had placed an order for its Touchstone(TM) CM 300 cable modems and that the Touchstone(TM) Telephony Modem 202P had been awarded "Product of the Year" by Internet Telephony magazine.

"Our balance sheet and operating expense control progress during the quarter has been quite strong," said Larry Margolis, ARRIS EVP & CFO. "The success of our $125.0 million convertible note offering during the quarter allowed us to redeem at a significant discount 10% debt replacing it with 4.5% debt, to reduce our outstanding share count, and gave us the financial flexibility to pursue future growth strategies as appropriate. However, the market itself still has many uncertainties that again make it imprudent to forecast financial results beyond the current quarter. Therefore, we now believe that second quarter 2003 revenues should be in the range of $130 million to $140 million. Net income (loss) per share, based upon a share base of approximately 75 million shares, should be in the range of $(0.11) to $(0.06) inclusive of amortization of intangibles, or $0.00 to $0.05 excluding the amortization of intangibles."

ARRIS management will conduct a conference call at 8:30am EST on Thursday April 24, 2003 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 4:30pm EST release on April 23rd and the completion of the scheduled conference call at 8:30am EST on April 24, 2003. A replay of the conference call can be accessed by dialing 877-519-4471 and using the PIN#3868423. A replay also will be made available for a period of 12 months following the conference call on ARRIS website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services is found at www.arrisi.com.

Forward-looking statements:

Certain information and statements contained in this press release constitute forward-looking statements with respect to the financial condition, results of operations, and business of ARRIS. Statements that are based on current expectations, estimates, forecasts, and projections about the markets in which the Company operates and management's beliefs and assumptions regarding these markets are forward-looking statements. The Company cautions that any forward-looking statements made are not guarantees of future performance.

Statements made in this press release, including those related to:

         -        second quarter 2003 revenues and earnings;
         -        the general market outlook; and
         -        the timing of improvements in industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

         - projected results for the second quarter 2003 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control;

         - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

         - several of the substantial participants in our industry, including some of our customers are in a weakened financial condition which could directly or indirectly cause a reduced demand for our products or other unexpected consequences, additionally, we cannot be certain if or when the general uncertainty in our industry will stabilize or improve.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.


                                     # # # #

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                             MARCH 31       DECEMBER 31   SEPTEMBER 30     JUNE 30        MARCH 31
                                                               2003            2002          2002           2002            2002
                                                            (UNAUDITED)                   (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                                                             ---------      ---------      ---------      ---------      ---------
ASSETS

Current assets:
         Cash and cash equivalents                           $  76,543      $  98,409      $  94,037      $  53,212      $  27,357
         Accounts receivable, net                               69,264         78,743        132,418        143,073        125,081
         Accounts receivable from Nortel                           289          2,212          2,930          3,177          8,299
         Other receivables                                       1,919          3,154          3,766          6,292         12,525
         Inventories                                           104,331        104,203        113,874        122,550        122,626
         Income taxes recoverable                                   --             --             --         12,629         12,853
         Investment held for resale                                160            137             83            225            581
         Current assets - discontinued operations                   --             --         22,830         26,190         51,665
         Other current assets                                   14,647         14,834         18,905         21,057         23,857
                                                             ---------      ---------      ---------      ---------      ---------

              Total current assets                             267,153        301,692        388,843        388,405        384,844

Property, plant and equipment, net                              30,210         34,540         40,528         42,510         44,399
Goodwill                                                       151,253        151,265        222,507        223,561        223,301
Intangibles                                                     56,794         64,843         74,318         83,026         97,734
Investments                                                      4,885          4,594         12,387         12,593         14,079
Deferred income taxes, net                                          --             --             --             --             --
Other assets                                                    11,701          6,478         10,721         10,078         11,154
                                                             ---------      ---------      ---------      ---------      ---------

                                                             $ 521,996      $ 563,412      $ 749,304      $ 760,173      $ 775,511
                                                             =========      =========      =========      =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                    $  29,343      $  24,253      $  43,383      $  53,073      $  41,806
         Accrued compensation, benefits and related taxes       16,914         23,423         27,238         25,181         28,272
         Accounts payable and accrued expenses - Nortel            540         11,303         13,095         19,643         13,042
         Current portion of long-term debt                      11,755         23,887         99,598         99,598             --
         Current portion of capital lease obligations            1,415          1,120          1,142          1,163          1,122
         Other accrued liabilities                              39,513         44,360         41,037         44,619         45,219
                                                             ---------      ---------      ---------      ---------      ---------

              Total current liabilities                         99,480        128,346        225,493        243,277        129,461

Capital lease obligations, net of current portion                  337            158            389            615            899
Long-term debt                                                 125,028             --             --             --        115,000
                                                             ---------      ---------      ---------      ---------      ---------

              Total liabilities                                224,845        128,504        225,882        243,892        245,360

Membership interest - Nortel                                        --        114,518        111,768        109,110        106,610
                                                             ---------      ---------      ---------      ---------      ---------

              Total liabilities & membership interest          224,845        243,022        337,650        353,002        351,970

Stockholders' equity:
         Preferred stock                                            --             --             --             --             --
         Common stock                                              758            831            830            828            807
         Capital in excess of par value                        578,397        603,563        603,639        603,109        578,829
         Unearned compensation                                  (3,328)        (1,649)        (2,010)        (2,175)        (2,618)
         Unrealized holding gain (loss) on
          marketable securities                                    445            227         (3,469)        (3,656)        (3,170)
         Unfunded pension losses                                (1,219)        (1,219)            --             --             --
         Retained earnings                                    (277,883)      (281,329)      (187,283)      (190,769)      (150,056)
         Cumulative translation adjustments                        (19)           (34)           (53)          (166)          (251)
                                                             ---------      ---------      ---------      ---------      ---------

              Total stockholders' equity                       297,151        320,390        411,654        407,171        423,541
                                                             ---------      ---------      ---------      ---------      ---------

                                                             $ 521,996      $ 563,412      $ 749,304      $ 760,173      $ 775,511
                                                             =========      =========      =========      =========      =========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                       THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                              -------------------------------------
                                                                                   2003                  2002
                                                                              ----------------      ---------------
Net sales                                                                            $ 91,343            $ 172,397
Cost of sales                                                                          66,599              114,166
                                                                              ----------------      ---------------
     Gross profit                                                                      24,744               58,231

Operating expenses:
 Selling, general, administrative and development                                      37,240               47,183
 Restructuring and impairment charges                                                     336                   --
 Amortization of intangibles                                                            8,708                8,370
                                                                              ----------------      ---------------
                                                                                       46,284               55,553
                                                                              ----------------      ---------------
Operating profit (loss)                                                               (21,540)               2,678

Interest expense                                                                        1,664                2,298
Membership interest                                                                     2,418                2,500
Loss (gain) on debt retirement                                                        (28,506)                  --
Loss (gain) on investments                                                                (23)                 214
Other (income) expense, net                                                              (539)               1,023
                                                                              ----------------      ---------------
 Income (loss) from continuing operations before income taxes                           3,446               (3,357)

Income tax expense (benefit)                                                               --               (6,800)
                                                                              ----------------      ---------------

 Net income (loss) from continuing operations                                           3,446                3,443

Discontinued Operations:
 Income (loss) from discontinued operations                                                --               (5,377)
 Income tax expense (benefit)                                                              --                   --
                                                                              ----------------      ---------------
  Gain (loss) from discontinued operations                                                 --               (5,377)
                                                                              ----------------      ---------------

   Net income (loss) before cumulative effect of an accounting change                   3,446               (1,934)

Cumulative effect of an accounting change - goodwill                                       --               57,960
                                                                              ----------------      ---------------

 Net income (loss)                                                                    $ 3,446            $ (59,894)
                                                                              ================      ===============

Net income (loss) per common share
   Basic:   Income (loss) from continuing operations                                   $ 0.04               $ 0.04
            Income (loss) from discontinued operations                                     --                (0.07)
            Cumulative effect of an accounting change                                      --                (0.72)
                                                                              ----------------      ---------------

   Basic:   Net income (loss)                                                          $ 0.04              $ (0.75)
                                                                              ================      ===============

   Diluted: Income (loss) from continuing operations                                   $ 0.04               $ 0.04
            Income (loss) from discontinued operations                                     --                (0.07)
            Cumulative effect of an accounting change                                      --                (0.72)
                                                                              ----------------      ---------------

   Diluted: Net income (loss)                                                          $ 0.04              $ (0.75)
                                                                              ================      ===============

Weighted average common shares
Basic                                                                                  82,068               80,258
                                                                              ================      ===============

Diluted                                                                                83,602               80,258
                                                                              ================      ===============

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                           FOR THE THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                            2003                2002
                                                                                          ---------           --------
Operating Activities:
       Net income (loss)                                                                  $   3,446           $ (1,934)
       Adjustments to reconcile net income (loss) to net cash
         provided by (used in) operating activities:
          Depreciation                                                                        6,165              5,564
          Amortization of intangibles                                                         8,708              8,370
          Amortization of deferred finance fees                                                 943                635
          Amortization of unearned compensation                                                 476                491
          Provision for doubtful accounts                                                       843              2,115
          Loss (gain) on investments                                                            (23)               214
          Gain on retirement of membership interest                                         (28,506)                --
       Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
          Accounts receivable                                                                10,559              1,774
          Other receivables                                                                   1,235             (2,476)
          Inventory                                                                             203             21,797
          A/P & accrued liabilities                                                         (17,153)             2,375
          Income taxes recoverable                                                               --             (7,787)
          Accrued membership interest                                                         2,418              2,500
          Other, net                                                                         (1,728)            (9,676)
                                                                                          ---------           --------
              NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           (12,414)            23,962

INVESTING ACTIVITIES:
       Purchases of property, plant, and equipment                                           (1,099)            (1,105)
       Cash paid for acquisition                                                                (24)              (676)
                                                                                          ---------           --------
              NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                            (1,123)            (1,781)

FINANCING ACTIVITIES:
       Proceeds from issuance of bonds                                                      125,000                 --
       Redemption of preferred membership interest                                          (88,430)                --
       Repurchase and retirement of common stock                                            (28,000)                --
       Payments on capital lease obligations                                                   (392)              (238)
       Payments on debt obligations                                                         (12,370)                --
       Deferred finance costs paid                                                           (4,744)                --
       Proceeds from issuance of stock                                                          607                 77
                                                                                          ---------           --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            (8,329)              (161)

              NET INCREASE IN CASH AND CASH EQUIVALENTS                                     (21,866)            22,020
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                             98,409              5,337
                                                                                          ---------           --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                $  76,543           $ 27,357
                                                                                          =========           ========

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                        ----------------------------
                                                        THREE MONTHS ENDED MARCH 31,
                                                        ----------------------------
                                                                         PER DILUTED
                                                         AMOUNT             SHARE
                                                        --------           --------
Net income                                              $  3,446           $   0.04

Highlighted items:
   Amortization of intangibles                             8,708               0.10
   Gain on retirement of membership interest             (28,506)             (0.34)
   Write-off of customer relationship software             2,243               0.03
                                                        --------           --------

     Total highlighted items                             (17,555)             (0.21)
                                                        --------           --------

Net income excluding highlighted items                  $(14,109)          $  (0.17)
                                                        ========           ========


Weighted average common shares - diluted                                     83,602
                                                                           ========